Exhibit 2

                  AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"),

dated as of November 7, 2000, is by and among AIRBORNE FREIGHT

CORPORATION, a Delaware corporation ("AFC"), AEX MERGER, INC., a

Delaware corporation ("Merger Sub"), and AIRBORNE, INC., a

Delaware corporation ("Holdings").

                     PRELIMINARY STATEMENTS

1.   AFC has an authorized capitalization consisting of (i)

     120,000,000 shares of Common Stock, par value $1.00 per

     share ("AFC Common"), of which 51,279,651 shares were issued and outstanding as of October 31, 2000, 3,244,526 shares

     being owned by AFC and held in treasury and (ii) 6,000,000 shares of Preferred Stock, no par value per share, of which no shares are issued and outstanding.

2.   Holdings has an authorized capitalization consisting of (i)

     120,000,000 shares of Common Stock, par value $1.00 per

     share ("Holdings Common"), of which one share is issued and outstanding and is owned by AFC, and (ii) 6,000,000 shares of Preferred Stock, no par value per share, of which no

     shares are issued and outstanding.

3.   Merger Sub has an authorized capitalization consisting of

     1,000 shares of Common Stock, par value $1.00 per share

     ("Merger Sub Common"), all of which are issued and

     outstanding and are owned by Holdings.

4.   The Board of Directors of each of AFC, Holdings and Merger

     Sub has heretofore approved the Merger (the "Merger") of

     Merger Sub with and into AFC in accordance with the General

     Corporation Law of the State of Delaware (the "DGCL") and

     upon the terms and subject to the conditions set forth

     herein.

     NOW, THEREFORE, in consideration of the foregoing and the

mutual covenants and agreements herein contained, and intending to be legally bound hereby, AFC, Holdings and Merger Sub hereby agree as follows:

                            ARTICLE I

                           THE MERGER

     Section 1.01   The Merger.  Upon the terms and subject to the

conditions set forth in this Agreement and in accordance with the

DGCL, Merger Sub shall be merged with and into AFC at the

Effective Time (as hereinafter defined).  Following the Effective

Time, the separate corporate existence of Merger Sub shall cease and AFC shall continue as the surviving corporation (in such capacity, the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

     Section 1.02   Effective Time.  Subject to the provisions of this

Agreement, as soon as practicable on or after the date hereof,

AFC shall file a copy of this Agreement with the Secretary of

State of the State of Delaware and the Merger shall become

effective at 12:01 a.m. on December 26, 2000 (the "Effective

Time").

     Section 1.03   Effects of the Merger.  The Merger shall have the

effects set forth in Section 259 of the DGCL.

     Section 1.04   Name of Surviving Corporation.  The name of the

Surviving Corporation shall be "Airborne Express, Inc."

     Section 1.05   Certificate of Incorporation and Bylaws.  (a) At

the Effective Time, the Restated Certificate of Incorporation of

AFC, as in effect on the date thereof, shall be amended to read in its entirety as set forth in Exhibit A and, as so amended,

shall be the certificate of incorporation of the Surviving

Corporation after the Effective Time until thereafter changed or amended as provided therein or by the DGCL.

     (b)         At the Effective Time, the Restated Bylaws of

AFC, as in effect on the date thereof, shall be the bylaws of the

Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein or by the DGCL.

     Section 1.06   Directors.  The directors of AFC immediately prior

to the Effective Time shall be the directors of the Surviving

Corporation and shall serve until the earlier of their

resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.07   Officers.  The officers of AFC immediately prior

to the Effective Time shall be the officers of the Surviving

Corporation and shall serve until the earlier of their

resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                           ARTICLE II

  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
             CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 2.01   Manner and Basis of Converting Shares:  As of the

Effective Time:

(a)  Each share of Holdings Common then outstanding shall, by virtue of the merger and without any action on the part of AFC,

Merger Sub, Holdings, or the holder thereof, automatically be canceled and retired and cease to exist, without any conversion thereof.

(b)  (i)  Each certificate for shares of Merger Sub Common then outstanding shall, by virtue of the merger and without any action on the part of AFC, Merger Sub, Holdings, or the holder thereof,

automatically be deemed to represent the same number of shares of common stock, par value $1.00 per share, of the Surviving

Corporation.

     (ii) As soon as is practicable after the Effective Time, each holder of a certificate that, immediately prior to the Effective

Time, represented shares of Merger Sub Common shall surrender the certificate to the Surviving Corporation or its appointed agent,

in accordance with such reasonable procedures as the Surviving

Corporation shall specify.

(c)  (i) Each certificate for shares of AFC Common

then outstanding shall, by virtue of the merger and without any action on the part of AFC, Merger Sub, Holdings, or the holder thereof, automatically be deemed to represent the same number of shares of Holdings Common.

     (ii) After the Effective Time, any holder of a certificate that,

immediately prior to the Effective Time, represented shares of

AFC Common may surrender the certificate to The Bank of New York,

as exchange agent (the "Exchange Agent") for Holdings in exchange for the same number of shares of Holdings Common.  The Exchange

Agent shall accept such AFC Common certificates upon compliance with such reasonable procedures as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

(d)  If any Holdings Common certificate is to be issued to a person or entity other than the person or entity in whose name a surrendered AFC Common certificate is registered, it shall be a condition of such issuance that the AFC Common certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and that the person or entity requesting such delivery shall have paid to Holdings or its transfer agent any transfer or other taxes required by reason of such delivery to a person or entity other than the registered holder of the AFC Common certificate surrendered or shall have established to the satisfaction of Holdings or its transfer agent that such taxes either have been paid or are not payable.

     Section 2.02   Closing of AFC's Transfer Books.  After the date

on which the Effective Time occurs, there shall be no further transfer on the books of AFC or its transfer agent of any AFC

Common certificate and if any such AFC Common certificate is presented to the Surviving Corporation or its transfer agent for transfer, such AFC Common certificate shall be canceled and

exchanged for a Holdings Common certificate in accordance with this Agreement.

                           ARTICLE III

                AMENDMENT, WAIVER AND TERMINATION

     Section 3.01   Amendment and Waiver.  No amendment, modification,

restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.  No failure or delay on the part of any party hereto in exercising any right, power or privilege

hereunder and no course of dealing between or among any of the parties shall operate as a waiver of any right, power or

privilege hereunder.  No single or partial exercise of any right,

power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or

further action in any circumstances without notice or demand.

     Section 3.02   Termination.  At any time prior to Effective Time,

this Agreement may be terminated and abandoned by the parties.

In the event of any termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective

officers or directors.

                           ARTICLE IV

                          MISCELLANEOUS

     Section 4.01   Tax Free Reorganization.  The Merger is intended

to constitute a tax-free reorganization within the meaning of

Section 368(a) of the Internal Revenue Code of 1986, as amended,

and this Agreement is intended to constitute a plan of

reorganization.

     Section 4.02   Benefit and Burden.  This Agreement shall inure to

the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

     Section 4.03   No Third Party Rights.  Nothing in this Agreement

shall be deemed to create any right in any creditor or other person or entity, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

     Section 4.04   Assignment.  Neither this Agreement nor any right,

interest or obligation hereunder may be assigned by any of the parties hereto and any attempt to do so shall be null and void.

     Section 4.05   Counterparts.  This Agreement may be executed in

counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than one

counterpart signed by the party to be charged thereby.

     Section 4.06   Severability.  Should any clause, sentence,

paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this

Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     Section 4.07   Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND

OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE,

WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     Section 4.08   Entire Agreement.  This Agreement sets forth all

of the promises, agreements, conditions, understandings,

warranties and representations among the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings among the parties hereto, whether written, oral or otherwise.  There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the parties hereto concerning the subject matter hereof except as set forth herein.

          IN WITNESS WHEREOF, each of the parties has executed

this Agreement as of the date first above written.

ATTEST                      AIRBORNE FREIGHT CORPORATION

By:/S/David C. Anderson     By:/s/Lanny H. Michael
Secretary

ATTEST                      AIRBORNE, INC.

By:/S/David C. Anderson     By:/s/Lanny H. Michael
Secretary

ATTEST                      AEX MERGER, INC.

By:/S/David C. Anderson     By:/s/Lanny H. Michael
Secretary

                  CERTIFICATE OF THE SECRETARY
                               OF
                  AIRBORNE FREIGHT CORPORATION

     I, David C. Anderson, the Secretary of Airborne Freight

Corporation, hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

     IN WITNESS WHEREOF, said Airborne Freight Corporation has

caused this certificate to be signed by David C. Anderson, its

Secretary, this ___ day of December, 2000.

                           By:/s/David C. Anderson
                              David C. Anderson, Secretary

                  CERTIFICATE OF THE SECRETARY
                               OF
                        AEX MERGER, INC.

     I, David C. Anderson, the Secretary of AEX Merger, Inc.,

hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to

Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been

satisfied.

     IN WITNESS WHEREOF, said AEX Merger, Inc. has caused this

certificate to be signed by David C. Anderson, its Secretary,

this ___ day of December, 2000.

                           By:/s/David C. Anderson
                              David C. Anderson, Secretary

                            EXHIBIT A

        AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               OF
                     AIRBORNE EXPRESS, INC.

     FIRST.    1.1  The name of the corporation is

                     AIRBORNE EXPRESS, INC.

     SECOND.   2.1  The address of its registered office in the
State of Delaware is 2711 Centerville Road, in the City of
Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation
System, Inc.

     THIRD.    3.1  The nature of the business or purposes to be
conducted or promoted is:

                    3.1.1     To transport intrastate,
interstate, and/or foreign commerce by aircraft, motor, rail, water vehicle and/or other means of transportation, passengers, freight, securities and articles of merchandise of every nature and description, either directly, indirectly or as agent or
principal; to engage in and carry on the business of receiving, carrying, transporting, and delivering for compensation,
passengers, baggage, goods, wares, mail matter, packages,
freight, and merchandise of every kind and description, to, from and between airports, air terminals, railroad stations,
terminals, or wharves, and to, from and between any other places whatsoever, by fixed routes or otherwise either public, quasi-
public, or private; to engage in and carry on a general shipping and forwarding business, a general transfer, express and baggage business; to engage in and carry on a general taxi business; to engage in and carry on a general trucking, contracting, cooperage and stevedore business, to engage in and carry on a general
brokerage, factoring and import-export business; and to contract with air carriers, railroads, warehouses, water carriers, motor carriers and transportation lines or carriers of every kind, as well as with corporation, copartnerships, business concerns of every kind, individuals, and the public in general, covering, relating, or incidental to any of the foregoing purposes.

                    3.1.2     It is the purpose of this
corporation to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and none of the above-stated purposes shall be or be deemed to be in limitation of such general purposes.

     FOURTH.   4.1  The total number of shares of all classes of
capital stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value One
Dollar ($1.00) per share, amounting in the aggregate to One
Thousand Dollars ($1,000).

                    4.2.1     The Bylaws shall divide the
directors into three classes and prescribe the tenure of office of the several classes; but such Bylaws shall not provide for the election of any class for a period shorter than from the time of election following the division into classes until the next
annual meeting, and thereafter for a period shorter than the interval between annual meetings or for a period longer than three years and shall provide that the term of the office of at least one class shall expire each year.  At all elections of directors, voting shall be by class.

                    4.2.2     At all elections of directors of
the corporation, each holder of shares of Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of
directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     FIFTH.    The corporation is to have perpetual existence.

     SIXTH.    6.1  In furtherance and not in limitation of the
powers conferred by statute, the board of directors is expressly authorized:

                    6.1.1     To make, alter or repeal the bylaws
of the corporation.

                    6.1.2     To authorize and cause to be
executed mortgages and liens upon the real and personal property of the corporation.

                    6.1.3     To set apart out of any of the
funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                    6.1.4     By a majority of the whole board,
to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any
committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                    6.1.5     When and as authorized by the
affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders'
meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its
corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of
directors shall deem expedient and for the best interests of the corporation.

     SEVENTH.  7.1  Whenever a compromise or arrangement is
proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the
State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the
Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the
stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such
compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH.        8.1.1     Meetings of shareholders may be
held within or without the State of Delaware as the Bylaws may provide. Notwithstanding any provision of law, no action may be taken by the shareholders, including without limitation amendment of this Certificate or of the Bylaws, except at a meeting duly called in accordance with the Bylaws.

                    8.1.2     Any act or transaction by or
involving the Corporation that requires for its adoption under the Delaware General Corporation Law ("DGCL") or this Amended and
Restated Certificate of Incorporation the approval of the
stockholders of the Corporation shall, in accordance with Section
251(g) of the DGCL, require, in addition, the approval of the stockholders of Airborne, Inc. (or any successor by merger), by the same vote as is required by the DCGL and/or by this Amended and Restated Certificate of Incorporation.

               8.2  The books of this Corporation may be kept
(subject to any provision contained in the statutes) outside the
State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     NINTH.    9.1  The corporation shall at all times indemnify
its officers and directors from and against all expenses and liabilities of whatsoever nature to the full extent permitted by
Delaware law, and without limiting the generality of the
foregoing, shall indemnify any director or officer or any former director or former officer or any person who may have served at its request as a director or officer of another corporation, and the heirs, personal representatives and estates of each of them, against all costs and expenses including attorneys' fees
reasonably incurred by him or imposed on him in connection with any action, proceeding or investigation of whatsoever nature, civil, administrative or criminal (including any shareholder's action and any other action in which the corporation is a party, plaintiff or defendant) in which he is or may be made a party or is proceeded against or involved by reason of any action
whatsoever alleged to have been taken by him or omitted by him as such director or officer, and against any liabilities, judgments, fines, penalties or damages imposed against him in such action, proceeding or investigation, or sums paid in settlement or
compromise thereof with the approval of the Board of Directors;
provided, that the provisions of this paragraph shall not apply unless such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and shall not apply if such person shall be duly and finally adjudged
(1) to be guilty of willful misconduct, bad faith or gross
negligence in the performance of his duties to the corporation, in a derivative action or one brought by the corporation, or (2)
to be guilty of willful misconduct or bad faith, if such action or proceeding is brought by a third party.

               9.2  Expenses incurred in defending such action,
proceeding or investigation may be paid by the corporation in advance of the final disposition thereof as authorized by the
Board of Directors in the specific case and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

               9.3  The corporation shall have power to purchase
and maintain insurance on behalf of any person who is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee and agent of another corporation, partnership, joint venture, trust or other enterprise against any liability whatsoever asserted against him and incurred by him in any such capacity or arising out of his status as such, and against any and all expenses in connection therewith, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this certificate of
incorporation or under Delaware law.

          TENTH.    10.1  The corporation reserves the right to
amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          ELEVENTH. 11.1  A higher than majority shareholder vote
for certain Business Combinations shall be required as follows
(all capitalized terms being used as subsequently defined
herein):

                    (a)  In addition to any affirmative vote
required by law or the Certificate of Incorporation, and except as otherwise expressly provided in Section 11.2 of this Article
Eleventh:

                         (1)  any merger or consolidation of the
corporation or any Subsidiary with (A) any Interested Shareholder or with (B) any other corporation (whether or not itself an
Interested Shareholder) which is, or after such merger or
consolidation would be, an Affiliate or Associate of an
Interested Shareholder;

                         (2)  any sale, lease, exchange,
mortgage, pledge, transfer or other disposition (in one
transaction or a series of transactions) to or with any
Interested Shareholder or any Affiliate or Associate of any
Interested Shareholder of any assets of the corporation or any
Subsidiary having an aggregate Fair Market Value of $10,000,000 or more;

                         (3)  the issuance or sale by the
corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any
Subsidiary to any Interested Shareholder or any Affiliate or
Associate of any Interested Shareholder in exchange for cash, securities or other consideration (or a combination thereof)
having an aggregate Fair Market Value of $10,000,000 or more;

                         (4)  the adoption of any plan or
proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any
Affiliate or associate of any Interested Shareholder; or

                         (5)  any reclassification of securities
(including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of it Subsidiaries or any transaction (whether or not with or into or otherwise involving an Interested Shareholder)
which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity
securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any
Affiliate or Associate of any Interested Shareholder; shall
require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of common stock of the corporation entitled to vote in an annual election of directors, and at least 80% of the voting power of all shares of all classes of capital stock of the corporation entitled to vote in an annual election of directors (all such stock of all classes constituting the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser
percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                    (b)  The term "Business Combination" as used
in this Article Eleventh shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of paragraph (a) of Section 11.1 of this Article Eleventh.

               11.2 The provisions of Section 11.1 of this
Article Eleventh shall not be applicable to any Business
Combination, and such Business Combination shall require only such affirmative vote (if any) as is required by law, any other provision of the Certificate of such corporation or any agreement with any national securities exchange, if all of the conditions specified in either of the following paragraphs (a) or (b) are met:

                    (a)  The Business Combination shall have been
approved by a majority of the Continuing Directors; or

                    (b)  All of the following six conditions
shall have been met:

                         (1)  The transaction constituting the
Business Combination shall provide for a consideration to be received by holders of Common Stock in exchange for their stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                              (A)  (if applicable) the highest
per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested
Shareholder which were acquired (i) within the two-year period immediately prior to the first public announcement of the
proposed Business Combination (the "Announcement Date") or (ii)
in the transaction in which it became an Interested Shareholder, whichever is higher; and

                              (B)  the Fair Market Value per
share of Common stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder
(the "Determination Date"), whichever is higher.

                         (2)  If the transaction constituting the
Business Combination shall provide for a consideration to be received by holders of any class of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the
Fair Market Value as of the date of the consummation of the
Business Combination of consideration other than cash to be
received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (b)(2) shall be required to be met with respect to every class of outstanding
Voting Stock, whether or not the Interested Shareholder
beneficially owns any shares of a particular class of Voting
Stock):

                              (A)  (if applicable) the highest
per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the
Interested Shareholder which were acquired (i) within the two-
year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                              (B)  (if applicable) the highest
preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any
voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                              (C)  the Fair Market Value per
share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                         (3)  The consideration to be received by
holders of a particular class of outstanding Voting Stock
(including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class of
Voting Stock which are beneficially owned by the Interested
Shareholder. If the Interested Shareholder beneficially owns shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock beneficially owned by it.

                         (4)  After such Interested Shareholder
has become an Interested Shareholder and prior to the
consummation of such Business Combination: (A) there shall have been (i) no reduction in the annual rate of dividends paid on the
Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the
Continuing Directors, and (ii) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock
split), recapitalization, reorganization or any similar
transaction which has the effect of reducing the number of
outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the
Continuing Directors; and (B) such Interested Shareholder shall not have become the beneficial owner of any additional shares of
Voting Stock except as part of the transaction in which it became an Interested Shareholder.

                         (5)  After such Interested Shareholder
has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly
(except proportionately as a shareholder), of any loans,
advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the
corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                         (6)  A proxy or information statement
describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

               11.3 For the purposes of this Article Eleventh:

                    (a)  A "person" shall mean any individual,
firm, corporation or other entity.

                    (b)  "Interested Shareholder" at any
particular time shall mean any person (other than the corporation or any Subsidiary) who or which:

                         (1)  is at such time the beneficial
owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock;

                         (2)  is at such time a director of the
corporation and at any time within the two-year period
immediately prior to such time was the beneficial owner, directly or indirectly, of more than 20% of the voting power of the then outstanding Voting Stock; or

                         (3)  is at such time an assignee of or
has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any
Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of
transactions not involving a public offering within the meaning of the Securities Act of 1933.

                    (c)  A person shall be a "beneficial owner"
of any shares of Voting Stock:

                         (1)  which such person or any of its
Affiliates or Associates beneficially owns, directly or
indirectly;

                         (2)  which such person or any of its
Affiliates or Associates has (A) the right to acquire (whether or not such right is exercisable immediately) pursuant to any
agreement, arrangements or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or
otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                         (3)  which are beneficially owned,
directly or indirectly, by any other person with which such
person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring,
holding, voting or disposing of any shares of Voting Stock.

                    (d)  For the purposes of determining whether
a person is an Interested Shareholder pursuant to paragraph (b)
of this Section 11.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an
Interested Shareholder through application of paragraph (c) of this Section 11.3 but shall not include any other shares of
Voting Stock which may be issuable pursuant to any agreement, arrangements or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                    (e)  "Affiliate" or "Associate" shall have
the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange
Act of 1934, as in effect on March 1, 1984 (the term "registrant"
in said Rule 12b-2 meaning in this case the corporation).

                    (f)  "Subsidiary" means any corporation of
which a majority of any class of equity security is owned,
directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (b) of this Section 11.3, the term
"Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                    (g)  "Continuing Director" means any member
of the Board of Directors of the corporation who is unaffiliated with, and not a representative of, the Interested Shareholder and was a member of the Board of Directors prior to the time that the
Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with and not a representative of, the Interested Shareholder and is
recommended to succeed a Continuing Director by a majority of the
Continuing Directors then on the Board of Directors.

                    (h)  "Fair Market Value" means:  (1) in the
case stock of the corporation, the highest closing sale price during a 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock
Exchange-Listed Stocks ("Composite Tape"), or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange
(NYSE), or, if such stock is not listed on the NYSE, on the
principal United States securities exchange registered under the
Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or closing bid quotation (whichever is higher, if both are reported) with respect to a share of such stock
during the 30-day period preceding the date in question on the
National Association of Securities Dealers, Inc. Automated
Quotations System ("NASDAQ") or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; (2) in the case of securities, other than stock of the corporation, which are registered under Section
12 of the 1934 Act, the mean (average) of the Closing  sale
prices for the five business days prior to the date in question for such securities on the Composite Tape, or if such securities are not listed on the NYSE, on the principal United States
securities exchange registered under the 1934 Act on which such securities are listed, or, if such securities are not listed on any such exchange but are listed on the NASDAQ national list or national market system, the average closing sale price or closing bid quotation (whichever is higher, if both are reported) for the five business days prior to the date in question, as quoted on the NASDAQ system, or if such securities are not so listed or such quotations are not available, then the Market Value of such securities as determined by the Board of Directors in good faith;
and (3) in the case of property other than cash or securities of the type described above, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

                    (i)  In the event of any Business Combination
in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraph (b) of
Section 11.2 of this Article Eleventh shall include the shares of
Common Stock and/or the shares of any other class of outstanding
Voting Stock retained by the holders of such shares.

               11.4 The Board of Directors shall have the power
and duty to determine for the purpose of this Article Eleventh, on the basis of information known to them after reasonable
inquiry (a) whether a person is an Interested Shareholder, (b)
the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the assets which are the subject of any business transaction which may be a Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any
transaction which may be a Business Combination has, an aggregate
Fair Market Value of $10,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all
parties.

               11.5 Nothing contained in this Article Eleventh
shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

               11.6 Notwithstanding any other provisions hereof
or of law, the Certificate of Incorporation or the Bylaws of the
corporation, the affirmative vote of the holders of at least 80%
of the voting power of the then outstanding shares of Common
Stock, and at least 80% of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with this Article Eleventh.

     TWELFTH.  12.1  No director of the corporation shall be
personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that this Article TWELFTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (or
successor provision), or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.